Exhibit 31.2

CERTIFICATION

I, Craig W. Safian, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of Gartner, Inc.; and
(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Craig W. Safian

Craig W. Safian

Chief Financial Officer

Date: March 6, 2017